SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 19, 2004

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)		49221 (Zip Code)

Registrant's telephone number, including area code: (517) 265-5144

Item 7.         Financial Statements and Exhibits.

                   Exhibit

                   99.1     Press Release Dated March 19, 2004.

Item 12.        Results of Opeartions.

                   On March 19, 2004, Pavilion Bancorp, Inc. issued a press release announcing a cash dividend of $.24 per share on the common stock payable April 30, 2004 to shareholders of record on April 16, 2004. A copy of the press release is attached as Exhibit 99.1.

                   The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 19, 2004	PAVILION BANCORP, INC. (Registrant)
	By:	/s/ Loren V. Happel Loren V. Happel Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release Dated March 19, 2004

EXHIBIT 99.1

For Immediate Release

March 19, 2004

News For:	Pavilion Bancorp, Inc.
Contact:	Douglas L. Kapnick, Chairman of the Board
Pamela S. Fisher, Corporate Secretary
(517) 266-5054
pfisher@pavilionbancorp.com

Pavilion Bancorp Announces First Quarter Cash Dividend

ADRIAN, MICHIGAN: The Board of Directors of Pavilion Bancorp, Inc., the parent company of the Bank of Lenawee and the Bank of Wahtenaw, has announced a cash dividend of $.24 per share on the common stock payable April 30, 2004 to shareholders of record on April 16, 2004.

Pavilion Bancorp Chairman and CEO, Douglas L. Kapnick, stated "We are pleased to be able to provide our shareholders with this dividend which, when combined with the 5 percent stock dividend paid in January of this year, constitutes an increased dividend payout of 9.65 percent over last year."

Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock.